Exhibit 10.21
EXTENSION AGREEMENT II
This Extension Agreement II (this “Agreement”) is entered into on this 26th day of November , 2008 (the “Effective Date”) by and among:
ACTOZ SOFT CO., LTD., a company incorporated and existing under the laws of the Republic of Korea (“Korea”) with its principal place of business at Unsuk B/D 4th Floor, 132-3, Sungbuk-dong, Sungbuk-gu, Seoul, Korea (“Actoz”);
SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD., a corporation duly organized and validly existing under the laws of the People’s Republic of China (the “PRC”) and having its principal place of business at No.1 Office Building, No. 690 Bibo Road, Pudong New Area, Shanghai 201203, the PRC (“Shengqu”); and
SHANGHAI PUDONG IMP. & EXP. CO., LTD. (previously known as Shanghai Pudong New Area Import & Export Corp., ), a company incorporated in the PRC, whose principal place of business is at 2/2f, Yanlord Plaza, No.92 Maoxing Rd., Pudong Shanghai, 200127, PRC (the “Import Agent”).
For the purpose of this Agreement, Actoz and Shanda shall be referred to individually as a “Party” and collectively as the “Parties”.
WHEREAS, Actoz, Shanghai Shanda Internet Development Co., Ltd. (“Shanda”) and the Import Agent entered into a Software Licensing Agreement dated June 29, 2001 (the “Original Software Licensing Agreement”), pursuant to which Actoz granted Shanda the sole right to operate the Legend of Mir II (“Mir II”) in China on an exclusive basis (the “Mir II License”) for a term (the “License Term”) of two years;
WHEREAS, Actoz, Shanda and Wemade Entertainment Co., Ltd. (“Wemade”) entered into a Supplementary Agreement dated July 14, 2002 (the “First Amendment Agreement”), which amended the Original Software Licensing Agreement to add Wemade as a co-Licensor (as defined therein) of Mir II and to confirm that the License Term would expire on September 28, 2003;
WHEREAS, Actoz, Shanda, the Import Agent and Shengqu entered into an amendment agreement dated August 19, 2003 (the “Second Amendment Agreement”), pursuant to which the parties thereto agreed that the License Term would be extended until September 28, 2005, and would be further extended to September 28, 2006 if there were no disputes between Shanda and Actoz with respect to the Mir II License;
WHEREAS, Actoz, Shanda and the Import Agent entered into an extension agreement dated September 22, 2005 (the “Third Amendment Agreement”) pursuant to which the License Term was extended until September 28, 2009;
WHEREAS, Actoz, Shanda and Shengqu entered into an assignment agreement dated July 1, 2008 (the “Fourth Amendment Agreement”), pursuant to which Shanda irrevocably assigned all of its rights and obligations with respect to the Mir II License to Shengqu.
WHEREAS, the Parties now wish to amend the terms and conditions of the Mir II License in the manner specified in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and other terms and conditions contained herein, and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.	License Extension. The License Term is hereby extended from September 28, 2009 until September 28, 2015 (the “End Date”). The End Date shall be automatically extended to September 28, 2017, at no additional cost to Shanda, if there are no new disputes with respect to the Mir II License between Actoz and Shanda from the date of this Agreement until the End Date. In consideration for the rights granted pursuant to the foregoing, Shengqu shall pay to Actoz, an amount of [***]. Shengqu shall wire such amount to Actoz within thirty (30) Business Days after receipt of the Actoz invoice therefore. “Business Day” shall mean any day of the week other than a Saturday or Sunday upon which banks in both the PRC and Korea are open for business..
2.	Other Terms In Effect. Except as amended by this Agreement, all terms and conditions relating to the Mir II License as set forth in the Original Software Licensing Agreement, as amended by the First Amendment Agreement, the Second Amendment Agreement, the Third Amendment Agreement, and the Fourth Amendment Agreement, shall remain in full force and effect.
3.	Language. The English language version of this Agreement shall control in all respects and for purposes of any and all disputes.
4.	Disputes, Governing Law. This Agreement shall be governed and construed by in accordance with the laws of Singapore. All disputes arising under this Agreement shall be submitted to final and binding arbitration. The arbitration shall be held in Singapore in accordance with the Rules of Arbitration of the International Chamber of Commerce.
5.	Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Signatures may be evidenced by facsimile.
6.	Headings. Captions and section headings used herein are for convenience only, are not part of this Agreement and shall not be used when construing the meaning of this Agreement.
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IN WITNESS WHEREOF this Agreement has been entered into on the date above first mentioned.
ACTOZ SOFT CO., LTD

By:
Name:
Title:
SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD

By:
Name:
Title:
SHANGHAI PUDONG IMP. & EXP. CO., LTD.

By:
Name:
Title:

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